independent member
BKR
INTERNATIONAL

יראל + שותפים
YAREL + PARTNERS
C.P.A. (ISR.) רואי חשבון

To the Board of Directors
Prolor Biotech Inc.

Gentlemen,

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2009 with respect to our audits of the consolidated financial statements of Modigene Inc. (n/k/a PROLOR Biotech, Inc., the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2008 and 2007, and for the period from May 31, 2005 (inception date) through December 31, 2008, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Yarel + Partners
Yarel + Partners,

Certified Public Accountants

Tel Aviv, Israel
December 16, 2009

MIA 180,980,295v1

1 Nirim St. TEL-AVIV 67060 ISRAEL • רח' נירים 1 תל-אביב 67060
FAX. 972-3-6883808 פקס • TEL. 972-3-6883380 טל'
E-mail:office@bkr-yarel.co.il • Web site: www.yarel.co.il